Exhibit 4.6

Gerdau Long Steel North America

Equity Incentive Plan

Effective August 30, 2010

Amended and Restated February 19, 2013

Gerdau Long Steel North America

Equity Incentive Plan

ARTICLE 1

PURPOSE

1.1                               Purpose

The purpose of this Plan is to assist the Company, a subsidiary of Gerdau S.A., to attract, retain and motivate key employees, directors, officers and consultants through retention and performance related incentives, thereby advancing the interests of the Company and its shareholders.

ARTICLE 2

INTERPRETATION

2.1                               Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

“ADS” means an American Depositary Share of Gerdau S.A. which represents a right to receive a preferred share of Gerdau S.A.

“Affiliate” means an entity which is an “affiliate” of the Company for the purposes of the Securities Act.

“Associate” has the meaning set forth in the Securities Act, as amended from time to time.

“Award” means any Option, Stock Appreciation Right, Deferred Share Unit, Restricted Share Unit, Performance Share Unit, Restricted Stock, or Other Share-Based Award granted under this Plan.

“Award Agreement” means an agreement between a Participant and the Company in the form used by the Company from time to time in accordance with its policies and practices, including forms sent and/or received electronically, subject to any amendments or additions in the discretion of the Committee evidencing the terms and conditions on which an Award has been granted under this Plan.

“Black Out Period” means a time when, pursuant to the policies of Gerdau S.A., any securities of Gerdau S.A. may not be traded by certain persons designated by Gerdau S.A., including any holder of an Award, but does not include any period when a regulator has halted trading in securities of Gerdau S.A.

“Board” means the board of directors of Gerdau S.A.

“Business Day” means a day, other than a Saturday or Sunday, on which the New York Stock Exchange is open for trading.

“Cause” means, with respect to any Participant, (i) the meaning assigned to such term in the Participant’s Award Agreement, or (ii) if not otherwise defined in the Award Agreement, any of the following: (A) the Participant has engaged in acts of dishonesty, or acts of fraud or other unlawful behavior, against or at the expense of the Company or any Affiliate or Subsidiary; (B) the Participant has been convicted of, or pleaded nolo contendere, to any felony or crime of moral turpitude; (C) the Participant’s gross negligence or willful misconduct in the performance of his or her duties to the Company or any Affiliate or Subsidiary, (D) the Participant has engaged in any conduct which materially and adversely affects the business affairs of the Company or any Affiliate or Subsidiary, or materially violates the policies of the Company or any Affiliate or Subsidiary; (E) the Participant has refused to substantially perform his or her duties and responsibilities, or persistently neglects his or her duties, or experiences chronic unapproved absenteeism; (F) the Participant’s unauthorized disclosure of trade secrets or other confidential information of the Company or any Affiliate or Subsidiary; (G) the Participant breaches any fiduciary duty owed to the Company or any Affiliate or Subsidiary; or (H) the material breach by Participant of the terms of any noncompetition, nonsolicitation, confidentiality or other restrictive covenants agreement with the Company or any Affiliate or Subsidiary.

“Change in Control” means the happening of any of the following events:

(i)                                   any transaction pursuant to which (A) the Company goes out of existence by any means, except for a corporate transaction or reorganization in which the Gerdau S.A. Shareholders continue to hold more than 50% of the then issued and outstanding voting securities or in which the proportionate voting power among holders of securities of the entity resulting from such corporate transaction or reorganization is substantially the same as the proportionate voting power of such holders of Company voting securities immediately prior to such corporate transaction or reorganization or (B) any Person or any group of two or more Persons acting jointly or in concert (other than the Gerdau S.A. Shareholders, the Company, a wholly-owned Subsidiary of the Company, an employee benefit plan of the Company or of any of its wholly-owned Subsidiaries, including the trustee of any such plan acting as trustee), hereafter acquires the direct or indirect “beneficial ownership” (as defined by the Securities Act) of, or acquires the right to exercise control or direction over, securities of the Company representing more than 50% of the then issued and outstanding voting securities in any manner whatsoever, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Company with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(ii)                                the sale, assignment or other transfer of all or substantially all of the assets of the Company to a Person other than to the Gerdau S.A. Shareholders or to a wholly-owned Subsidiary of the Company;

(iii)                             the dissolution or liquidation of the Company except in connection with the distribution of assets of the Company to the Gerdau S.A. Shareholders or to one or more Persons which were wholly-owned Subsidiaries of the Company immediately prior to such event;

(iv)                            the occurrence of a transaction requiring approval of the Company’s shareholders whereby the Company is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a wholly-owned Subsidiary of the Company) provided such event constitutes a change in control for purposes of Section 409A of the Code; or

(v)                               the Committee passes a resolution to the effect that, for the purposes of some or all of the Award Agreements, an event set forth in (i), (ii), (iii) or (iv) above has occurred or is about to occur provided such event constitutes a change in control for purposes of Section 409A of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated under it.

“Committee” means the Compensation and Succession Committee of the Board or such other committee or person designated by the Board from time to time.

“Company” means Gerdau Ameristeel Corporation.

“Consultant” means an individual or a consultant company, other than an Employee or a Director that:

(i)                                   is engaged to provide services to the Company or a Subsidiary other than services provided in relation to a distribution of securities of the Company or a Subsidiary;

(ii)                                provides the services under a written contract with the Company or a Subsidiary; and

(iii)                             spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary,

For the purposes of this definition, “consultant company” means, with respect to an individual consultant a company of which the individual consultant is the sole shareholder.

“Controlled” means:

(i)                                   in the case of a Person,

(A)                             voting securities of the first-mentioned Person carrying more than 50% of the votes for the election of directors are held, directly or indirectly, otherwise than by way of security only, by or for the benefit of the other Person; and

(B)                             the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned Person;

(ii)                                in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned Person holds more than 50% of the interests in the partnership; and

(iii)                             in the case of a limited partnership, the general partner is the second-mentioned Person.

“Covered Employee” has the meaning set out in Section 162(m)(3) of the Code.

“Date of Grant” means, for any Award, the date specified by the Committee at the time it grants the Award (which, for greater certainty, shall be no earlier than the date on which the Committee approves the grant of such Award) or if no such date is specified, the date upon which the Award was granted.

“Deferred Share Unit” means a unit equivalent in value to an ADS, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 6.

“Director” means a member of the Board who is not an Employee or a Consultant and shall also mean, for purposes of the definition herein of “Insider”, a Director as defined in the Securities Act of the Company.

“Disabled” or “Disability” means, for U.S. Taxpayers, “disability” for purposes set forth in Treasury Regulations Section 1.409A-3(i)(4) and means, for other Participants, a state of permanent and total incapacity, resulting from illness or accidental injury, which wholly prevents an employee from performing all material functions of his/her regular employment as evidenced by receipt of disability payments under an employing entity long-term disability program or a government provided disability program.

“Distribution Date” means the Termination Date for a U.S. Taxpayer, and for any other Participant (i) the Termination Date; or (ii) such later date as elected by the Participant provided that in no event shall a Participant be permitted to elect a date which is later than the last Business Day of the calendar year following the calendar year in which the Termination Date occurs.  An election for a Distribution Date described in (ii) above will only be valid if it is delivered to the Corporate Secretary of the Company prior to the Termination Date in the form prescribed for such purposes by the Company.

“Eligible Person” means an Employee, Consultant or Director.

“Employee” means a current full-time or part-time employee or officer of the Company or a Subsidiary (other than a Director or a Consultant).

“Equity Compensation Plan” has the meaning given to that term in the New York Stock Exchange Rules.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means an executive officer of the Company as defined in the Securities Act.

“Exercise Notice” means a notice in the form used by the Company from time to time in accordance with its policies and practices, including forms sent and/or received electronically stating the Participant’s intention to exercise a particular Option or Stock Appreciation Right subject to any amendments or additions in the discretion of the Committee.

“Exercise Price” means the price at which an ADS may be purchased pursuant to the exercise of an Option and is the amount used to determine the SAR Amount of a Stock Appreciation Right.

“Exercise Period” means the period of time during which an Option or Stock Appreciation Right granted under this Plan may be exercised.

“Fair Market Value” means, with respect to any ADS at a particular date, the closing price on the New York Stock Exchange on such date (or if such date is not a trading day, the trading day immediately prior to such date or if ADSs did not trade on such exchange on such day, the average of the bid and ask prices of such ADSs at the close of trading on such day); provided that if such ADSs are not then listed on such stock exchange, the Fair Market Value shall be determined based on the closing price of such ADSs on any stock exchange on which such ADSs are then listed on the particular date (or if such date is not a trading day, the trading day immediately prior to such date or if such ADSs did not trade on such exchange on such day, the average of the bid and ask prices of such ADSs at the close of trading on such day); and further provided that if such ADSs are not then listed on any stock exchange, the Fair Market Value shall be the fair market value determined by the Committee through the reasonable application of a reasonable valuation method.

“Gerdau S.A.” means Gerdau S.A., a Brazilian sociedade anonima.

“Gerdau S.A. Shareholders” means the current Gerdau S.A. shareholders.

“Incentive Stock Option” means an option granted under Section 4.6 of the Plan that meets the requirements of Section 422 of the Code or any successor provision and is designated as such in the applicable Award Agreement.

“Insider” means an Affiliate, an Associate, an Executive Officer or Director of the Company.

“Market Price” means the trading price of an ADS on the New York Stock Exchange at the time at which ADS’s are traded which is the closest time after the exercise of an Option or Stock Appreciation Right provided that if such ADS’s are not then listed on such stock exchange, the Market Price shall be determined based on the trading price of such ADS’s on any stock exchange on which such ADSs are then listed at the time closest to and after the time of exercise (or if such ADS’s did not trade on such exchange on the day of such exercise, the average of the bid and ask prices of such ADS’s at the close of trading on the last trading day prior to the particular day); and further provided that if such ADS’s are not then listed on any stock exchange, the Market Price shall be the fair market value determined by the Committee through the reasonable application of a reasonable valuation method.

“Non Qualified Stock Option” means an Option that is not intended to be or does not meet the requirements of an Incentive Stock Option.  Any Option granted by the Committee that is not designated as an Incentive Stock Option in the applicable Award Agreement will be deemed a Non Qualified Stock Option.

“Option” means a right to purchase ADSs for the Exercise Price under this Plan.

“Optionee” means a Participant who has been granted one or more Options under this Plan.

“Other Share-Based Award” means any right granted in accordance with Article 10.

“Parent Corporation” has the meaning set forth in Section 424(e) of the Code.

“Participant” means an Employee, Consultant or a Director who has received an Award under this Plan.

“Performance Goals” means performance goals set by the Committee from time to time.  Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in a particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  The Committee shall have the authority to make adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a change in accounting principle.

“Performance Share Unit” means a unit equivalent in value to an ADS credited by means of a bookkeeping entry in the books of the Company in accordance with Article 8.

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative.

“Plan” means this Gerdau Long Steel North America Equity Incentive Plan.

“Restricted Share Unit” means a unit equivalent in value to an ADS, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 7.

“Restricted Stock” has the meaning set out in Section 9.1.

“Retirement” means retirement from active employment with the Company or a Subsidiary at a time when:

(i)            with respect to an Award with a Date of Grant prior to January 1, 2013, the Participant (A) is not less than 55 years of age and has not less than 20 years of service with the Company, participating subsidiaries, or affiliated companies or (B) is not less than 65 years of age; or

(ii)           with respect to an Award with a Date of Grant on or after January 1, 2013, both of the following conditions are met:

(A)          the Participant either (1) is not less than 55 years of age and has not less than 10 years of service with the Company, participating subsidiaries, or affiliated companies (an “Early Retirement”); or (2) is not less than 65 years of age; and

(B)                               Cause for termination does not exist at the time of the employment termination.

“Retires” has a corresponding meaning.

“SAR Amount” has the meaning set out in Section 5.2.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“Share Units” means Deferred Share Units, Performance Share Units and Restricted Share Units.

“Stock Appreciation Right” means a right equivalent in value to the increase in value of an ADS credited by means of a bookkeeping entry in the books of the Company in accordance with Article 5.

“Subsidiary” means a Person that:

(i)                                     it is controlled by,

(A)                               another Person, or

(B)                               another Person and one or more Persons, each of which is controlled by that other Person, or

(C)                               two or more Persons, each of which is controlled by another Person; or

(ii)                                  it is a Subsidiary of a Person that is another Person’s Subsidiary.

“Subsidiary Corporation” has the meaning set forth in Section 424(f) of the Code.

“Termination Date” means where employment or term of office, directorship or engagement with the Company or an Affiliate terminates:

(i)                                     by reason of death, the date of death; and

(ii)                                  for any reason other than Death, the last day of such employment, office, directorship or consulting,

and does not include any period of statutory, contractual or reasonable notice or any period of salary continuance, or deemed employment.

“U.S. Taxpayer” shall mean a Participant who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for purposes of the Code.

2.2                               Interpretation

(a)                                 Whenever the Committee is to exercise discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Committee.

(b)                                 As used herein, the terms “Article” and “Section” mean and refer to the specified Article or Section of this Plan, respectively.

(c)                                  Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)                                 Whenever any payment is to be made or action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on the next following Business Day.

(e)                                  Unless otherwise specified, all references to money amounts are to U.S. currency.

ARTICLE 3
ADMINISTRATION

3.1                               Administration

This Plan will be administered by the Board which retains ultimate authority under the Plan.  The Board has delegated all of its authority under the Plan to the Committee which has sole and complete authority, in its discretion, to:

(a)                                 determine to which Eligible Persons grants under the Plan are made;

(b)                                 make grants of Awards under the Plan in such amounts and in such combinations, to such Eligible Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)                                     the time or times at which Awards may be granted;

(ii)                                  the conditions under which:

(A)                               Awards may be granted to Participants; or

(B)                               Awards may be forfeited,

including any conditions relating to the attainment of specified Performance Goals;

(iii)          the Exercise Price, and/or price to be paid by a Participant in connection with the granting of Awards;

(iv)                              the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(v)                                 whether restrictions or limitations are to be imposed on the ADSs issuable pursuant to grants of Awards, and the nature of such restrictions or limitations, if any; and

(vi)                              any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Committee may determine;

(c)                                  interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)                                 make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Committee’s determinations and actions within its authority under this Plan are conclusive and binding on the Company and all other persons.  The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or of a Subsidiary as the Committee determines.

3.2                               Delegation to Committee

Notwithstanding any delegation or any reference to the Committee in this Plan, the Board may also take any action and exercise any powers that the Committee is authorized to take or has power to exercise under this Plan.  To the extent applicable in respect of certain Awards granted to a Participant who is a Covered Employee, the Committee shall be composed of not less than two directors of Gerdau S.A., neither of whom shall be employees of the Gerdau S.A. or its Affiliates and each of whom shall otherwise be “outside directors” for the purposes of Section 162(m) of the Code.  To the extent Gerdau S.A. is not a “foreign private issuer” as defined in Exchange Act Rule 3b-4, such Committee shall be composed of not less than two directors of Gerdau S.A., each of whom are “non-employee directors” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder.

3.3                               Eligibility

Eligibility to participate in this Plan does not confer upon any Eligible Person any right to receive any grant of an Award pursuant to the Plan.  The extent to which any Participant is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Committee, provided however that the following restrictions shall also apply to this Plan, together with all other Equity Compensation Plans of the Company:

(a)                                 the number of ADSs issuable to Insiders, at any time, under all Equity Compensation Plans, shall not exceed 10% of issued and outstanding ADSs; and

(b)                                 the number of ADSs issued to Insiders or to any one Insider, within any one year period, under all Equity Compensation Plans, shall not exceed 10% of issued and outstanding ADSs.

If Gerdau S.A. repurchases ADSs for cancellation such that the tests in Section 3.3(a) or (b) are not met following such repurchase, this shall not constitute non-compliance under the Plan for any Awards then outstanding.

3.4                               Total ADSs Available

(a)                                 The maximum number of ADSs that may be issued pursuant to the Plan is 12,788,363 ADSs representing approximately 6.4 percent of the outstanding issue as at the date of approval of this Plan.  No grant may be made under the Plan if such grant would result in the issuance of ADSs in excess of the above-noted limit.  The maximum number of ADSs that may be issued under this Plan pursuant to the exercise of Incentive Stock Options is 1,000,000. Subject to applicable law, the requirements of any stock exchange upon which the ADSs may then be listed and any shareholder or other approval which may be required, the Committee may in its discretion amend the Plan to increase such limit without notice to any Participants.

(b)                                 For purposes of computing the total number of ADSs available for grant under the Plan, ADSs subject to any Award (or any portion thereof) that has expired or is forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such ADSs shall again be available for grant under the Plan.

3.5                               Award Agreements

All grants of Awards under this Plan will be evidenced by Award Agreements.  Award Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Committee may direct.  Any one officer of the Company is authorized and empowered to execute and deliver, for and on behalf of the Company, an Award Agreement to each Participant granted an Award pursuant to this Plan.

3.6                               Conditions of Grant

Each Participant will, when requested by the Company, deliver all such documents relating to the grant of Awards or exercise of Options which the Company deems necessary or desirable. Without limiting the foregoing, the grant of an Award will be revoked automatically and without further action or notice, and the Award will terminate and be of no further force or effect, if the Participant does not accept the Award and agree to the terms and conditions of the Award Agreement for the Award in the form and manner prescribed by the Committee (including by electronic means) within 90 days after the Date of Grant, or within such other time period as may be established by the Committee in its discretion.

3.7                               Non-transferability of Awards

Subject to Section 11.1, Awards granted under this Plan may only be exercised during the lifetime of the Participant by such Participant personally.  Subject to Section 11.1, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect.

ARTICLE 4
GRANT OF OPTIONS

4.1                               Grant of Options

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Options to any Eligible Person.

4.2                               Exercise Price

The Exercise Price will be as determined by the Committee but in any event will be no less than the Fair Market Value on the Date of Grant.

4.3                               Term of Options

Subject to any accelerated termination or as otherwise set forth in this Plan, each Option, unless otherwise specified by the Committee, expires on the tenth (10th) anniversary of the Date of Grant provided that if such expiry would otherwise be during or within ten (10) Business Days following a Black Out Period, then the expiry of such Option (other than an Incentive Stock Option) shall be extended until ten (10) Business Days following the expiration of the Black Out Period.

The Committee shall have the authority to condition the grant or vesting of Options upon the attainment of specified Performance Goals, or such other factors (which may vary as between Options) as the Committee may determine in its sole discretion.

4.4                               Exercise of Options

Except as otherwise provided in this Plan, the Committee will determine when each Option will vest and be exercisable.

Once an installment of an Option vests and becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Committee in connection with the grant of such Option or otherwise as specified herein.  Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of ADSs with respect to which it is then exercisable.  The Committee has the right to accelerate the date upon which any installment of any Option becomes exercisable.

Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by delivery of an Exercise Notice to the Company. If at the end of the Exercise Period the Fair Market Value is greater than the Exercise Price of an Option, the Committee may, in its discretion, deem the Option exercised and provide for the payment or issuance of ADSs under the same terms and conditions as if the Participant had elected to exercise.

4.5                               Payment of Exercise Price

The Exercise Notice must be accompanied by payment in full of the Exercise Price in respect of the ADSs to be purchased.  The Exercise Price must be fully paid by electronic transfer, cash, certified check, bank draft or money order payable to the Company.  No ADSs will be issued or transferred until full payment therefore has been received by the Company.  As soon as practicable after receipt of any Exercise Notice and full payment of the Exercise Price, the Company will, subject to Section 14.5, deliver to the Participant, a certificate or certificates representing the acquired ADSs.

4.6                               Incentive Stock Options

The following provisions will apply only to Incentive Stock Options granted under the Plan:

(a)                                 No Incentive Stock Option may be granted to any Participant who, at the time such Option is granted, (i) is not an employee of the Company or any Parent Corporation or Subsidiary Corporation of the Company or (ii) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or any Parent Corporation or Subsidiary Corporation of the Company, except that with respect to provision (ii) hereof such an Option may be granted to an Employee if, at the time the Option is granted, the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the ADSs subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

(b)                                 To the extent that the aggregate Fair Market Value of the ADSs with respect to which Incentive Stock Options (without regard to this Section) are exercisable for the first time by any individual during any calendar year (under all plans of the Company or any Parent Corporation or Subsidiary Corporation of the Company) exceeds U.S. $100,000, such Options will be treated as Non Qualified Stock Options.  This Section will be applied by taking Options into account in the order in which they were granted.  If some but not all Options granted on any one day are subject to this Section, then such Options will be apportioned between Incentive Stock Option and Non Qualified Stock Option treatment in such manner as the Committee will determine.

(c)                                  No Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted or the date the Plan is approved by shareholders, whichever is earlier.

4.7                               Special Rule Applicable to U.S. Taxpayers

With respect to Options granted to Participants who are U.S. Taxpayers, ADSs shall constitute “stock of the service recipient” within the meaning of Section 409A of the Code if such Participant performs services for any affiliate that is at least fifty percent owned by Gerdau S.A.

ARTICLE 5
GRANT OF STOCK APPRECIATION RIGHTS

5.1                               Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to any Eligible Person either on a stand alone basis or in relation to any Option.  Where a Stock Appreciation Right is granted in relation to an Option, it shall be a right in respect of the same number of ADSs and shall have the same Exercise Price as the Option.  Where a Stock Appreciation Right is granted on a stand alone basis, the Committee shall designate the number of ADSs in respect of which the Stock Appreciation Right is granted and shall designate the Exercise Price.  No more than 6,394,181

ADSs may be issued under the Plan pursuant to Stock Appreciation Rights granted on a stand alone basis.

5.2                               Stock Appreciation Rights

A Stock Appreciation Right is the right to the excess, if any, of:

(a)                                 the Market Price of an ADS at the time such Stock Appreciation Right is exercised over

(b)                                 the Exercise Price less any amount required to be withheld by applicable law,

multiplied by the number of ADSs in respect of which the Stock Appreciation Right is being exercised (the “SAR Amount”).

5.3                               Terms of Stock Appreciation Rights Granted in Connection with an Option

Stock Appreciation Rights granted in relation to an Option shall be exercisable only at the same time, by the same persons and to the same extent, that the related Option is exercisable.  Upon exercise of any Stock Appreciation Right related to an Option, the corresponding portion of the related Option shall be surrendered to the Company and cancelled.

5.4                               Terms of Stock Appreciation Rights Granted on a Stand Alone Basis

Stock Appreciation Rights granted on a stand alone basis shall be granted on such terms as shall be determined by the Committee and set out in the Award Agreement, provided that the Exercise Price shall not be less than the Fair Market Value on the Date of Grant and provided that any such grant to a Canadian taxpayer shall be on such terms as do not make the grant a salary deferral arrangement.  Subject to any accelerated termination or as otherwise set forth in this Plan, each Stock Appreciation Right, unless otherwise specified by the Committee, expires on the tenth (10th) anniversary of the Date of Grant provided that if such expiry would otherwise be during or within ten (10) Business Days following a Black Out Period, then the expiry of such Stock Appreciation Right shall be extended until ten (10) Business Days following the expiration of the Black Out Period.  The Committee shall have the authority to condition the grant or vesting of Stock Appreciation Rights upon the attainment of specified Performance Goals, or such other factors (which may vary as between Stock Appreciation Rights) as the Committee may determine in its sole discretion.  Once an installment of an Stock Appreciation Right vests and becomes exercisable, it remains exercisable until expiration or termination of the Stock Appreciation Right, unless otherwise specified by the Committee in connection with the grant of such Stock Appreciation Right or otherwise as specified herein.  Each Stock Appreciation Right may be exercised at any time or from time to time, in whole or in part, for up to the total number of ADSs with respect to which it is then exercisable.  The Committee has the right to accelerate the date upon which any installment of any Stock Appreciation Right becomes exercisable.

5.5                               Exercise of Stand Alone Stock Appreciation Rights

Subject to the provisions of the Plan and Award Agreement, a Stock Appreciation Right may be exercised from time to time by delivery to the Company of an Exercise Notice.  Upon receipt of the Exercise Notice and subject to the terms of this Plan, the Company shall within ten (10) business days pay to the Participant the SAR Amount, less the amount required to satisfy withholding tax obligations. If at the end of the Exercise Period the Fair Market Value is greater than the Exercise Price of a Stock Appreciation Right, the Committee may, in its discretion, deem the Stock Appreciation Right exercised and provide for the payment or issuance of ADSs under the same terms and conditions as if the Participant had elected to exercise.

5.6                               Satisfying Stock Appreciation Rights

In the sole discretion of the Committee, determined either at the Date of Grant or the date of exercise, the Committee may determine to satisfy the exercise of a Stock Appreciation Right in whole or in part by issuing to the Participant ADSs, subject to Section 14.5, which have a Market Price as at the time of exercise of the Stock Appreciation Right, equal to the SAR Amount.

ARTICLE 6
GRANT OF DEFERRED SHARE UNITS

6.1                               Grant of Deferred Share Units

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Deferred Share Units to any Participant.  No more than 799,272 ADSs may be issued under the Plan pursuant to Deferred Share Units.

All Deferred Share Units received by a Participant shall be credited to an account maintained for the Participant on the books of the Company, as of the Date of Grant.  The award of Deferred Share Units to a Participant shall be evidenced by an Award Agreement.

6.2                               Distribution of Deferred Share Units

A Participant shall receive, on the Distribution Date, a lump sum payment in cash equal to the number of Deferred Share Units recorded in the Participant’s account on the Distribution Date multiplied by the Fair Market Value, less the amount required to satisfy withholding tax obligations.

6.3                               Satisfying Deferred Share Units

In the discretion of the Committee, the Company may determine to settle the Deferred Share Units, in whole or in part, by issuing to the Participant one (1) ADS, subject to Section 14.5, for each Deferred Share Unit.  Such determination may be made at the Date of Grant or the date of settlement.  Upon payment or transfer in full of the value of the Deferred Share Units, the Deferred Share Units shall be cancelled.

ARTICLE 7
GRANT OF RESTRICTED SHARE UNITS

7.1                               Grant of Restricted Share Units

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Restricted Share Units to any Participant.  No more than 1,998,181 ADSs may be issued under the Plan pursuant to Restricted Share Units.

All Restricted Share Units received by a Participant shall be credited to an account maintained for the Participant on the books of the Company, as of the Date of Grant.  The award of Restricted Share Units to a Participant shall be evidenced by an Award Agreement.

7.2                               Vesting of Restricted Share Units

The Committee shall have the authority to determine at the Date of Grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of Restricted Share Units, provided that all Restricted Share Units (other than Restricted Share Units settled by the issuance of ADSs from treasury) shall vest and be payable not later than December 31 of the third year following the year in respect of which the Restricted Share Units were granted.  However, in the event that a Participant fails to comply with consent required to transact or satisfy the distribution of applicable Restricted Stock Units, the Committee may deem the Restricted Stock Units as forfeited.

7.3                               Distribution of Restricted Share Units

A Participant shall receive as soon as practicable following the expiry of the applicable vesting period, or at such later date as may be determined by the Committee in its sole discretion, a lump sum payment in cash equal to the number of Restricted Share Units recorded in the Participant’s account on the vesting date multiplied by the Fair Market Value on the vesting date, less the amount required to satisfy withholding tax obligations, provided, however, that all payments in respect of an Award of Restricted Share Units to a U.S. Taxpayer shall be made no later than the date that is the later of (i) the 15th day of the third month of the year following the end of the U.S. Taxpayer’s first taxable year in which payment of the Award is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s (or relevant Subsidiary’s) first taxable year in which payment of the Award is no longer subject to a substantial risk of forfeiture; provided further, however that if the Award is subject to Section 409A of the Code (i.e., because the Award was granted to a U.S. Taxpayer who could become eligible to satisfy the Retirement eligibility requirements during the vesting period applicable to the Award), payment in respect of such Restricted Share Units shall be paid on the applicable vesting date pursuant to the vesting schedule set forth in the Award Agreement (notwithstanding anything to the contrary in Section 11.2, hereof and regardless of whether the U.S. Taxpayer ceases to be an Eligible Person by reason of Retirement). Notwithstanding the last proviso in the preceding sentence, if the Award is subject to Section 409A of the Code (i.e., because the Award was granted to a U.S. Taxpayer who could become eligible to satisfy the Retirement eligibility requirements during the vesting period applicable to the Award) and the Date of Grant of the Award is on or after January 1, 2013, then, subject to the provisions of the

Award Agreement, payment in respect of such Restricted Share Units shall be paid on the earlier of (i) the applicable vesting date pursuant to the vesting schedule set forth in the Award Agreement, (ii) upon the Participant’s death or Disability, or (iii) on the Termination Date due to Participant’s Retirement, but subject to Section 14.10.

7.4                               Satisfying Restricted Share Units

In the discretion of the Committee, the Company may determine to settle the Restricted Share Units, in whole or in part, by issuing to the Participant one (1) ADS, subject to Section 14.5, for each Restricted Share Unit.  Such determination may be made at the Date of Grant or the date of settlement.  Upon payment or transfer in full of the value of the Restricted Share Units, the Restricted Share Units shall be cancelled.

ARTICLE 8
GRANT OF PERFORMANCE SHARE UNITS

8.1                               Grant of Performance Share Units

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Performance Share Units to any Participant payable to, or exercisable by, the holder of the Performance Share Unit, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee establishes.

All Performance Share Units received by a Participant shall be credited to an account maintained for the Participant on the books of the Company, as of the Date of Grant.  The award of Performance Share Units to a Participant shall be evidenced by an Award Agreement.

8.2                               Terms of Performance Share Units

The Committee shall have the authority to determine, at the Date of Grant, in its sole discretion the Performance Goals to be achieved during any performance period, the length of any performance period and the number of Performance Share Units which vest. However, in the event that a Participant fails to comply with consent required to transact or satisfy the distribution of Performance Share Units, the Committee may deem the applicable Performance Share Units as forfeited.

8.3                               Performance Goals

The Committee will set Performance Goals, or the methodology for establishing Performance Goals not later than sixty (60) days following the commencement of the performance period to which such Performance Goals pertain and prior to the grant of the award.  The Performance Goals may be based upon the achievement of corporation-wide, divisional or individual goals, or any other basis determined by the Committee.  The Committee may modify the Performance Goals as necessary to align them with the Company’s corporate objectives if there is a subsequent material change in the Company’s business, operations or capital or corporate structure.

8.4                               Distribution of Performance Share Units

A Participant shall receive as soon as practicable following the expiry of the applicable vesting period, or at such later date as may be determined by the Committee in its sole discretion and to the extent Performance Goals are achieved a lump sum payment in cash equal to the number of Performance Share Units recorded in the Participant’s account on the vesting date to the extent Performance Goals are achieved, multiplied by the Fair Market Value on the vesting date, less the amount required to satisfy withholding tax obligations, provided, however, that all payments in respect of an Award of Performance Share Units to a U.S. Taxpayer shall be made no later than the date that is the later of (i) the 15th day of the third month of the year following the end of the U.S. Taxpayer’s first taxable year in which payment of the Award is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s (or relevant Subsidiary’s) first taxable year in which payment of the Award is no longer subject to a substantial risk of forfeiture; provided further, however that if the Award is subject to Section 409A of the Code (i.e., because the Award was granted to a U.S. Participant who could become eligible to satisfy the Retirement eligibility requirements during the vesting period applicable to the Award), payment in respect of such Performance Share Units shall be paid on the applicable vesting date pursuant to the vesting schedule set forth in the Award Agreement (notwithstanding anything to the contrary in Section 11.2 hereof and regardless of whether the U.S. Participant ceases to be an Eligible Person by reason of Retirement). Notwithstanding the last proviso in the preceding sentence, if the Award is subject to Section 409A of the Code (i.e., because the Award was granted to a U.S. Taxpayer who could become eligible to satisfy the Retirement eligibility requirements during the vesting period applicable to the Award) and the Date of Grant of the Award is on or after January 1, 2013, then, subject to the provisions of the Award Agreement, payment in respect of such Performance Share Units shall be paid on the earlier of (i) the applicable vesting date pursuant to the vesting schedule set forth in the Award Agreement, (ii) upon the Participant’s death or Disability, or (iii) on the Termination Date due to Participant’s Retirement, but subject to Section 14.10.

8.5                               Satisfying Performance Share Units

In the discretion of the Committee, the Company may determine to settle the vested Performance Share Units, in whole or in part, by issuing to the Participant one (1) ADS, subject to Section 14.5, for each such Performance Share Unit.  Such determination may be made at the Date of Grant or the date of settlement.  Upon payment or transfer in full of the value of the Performance Share Units, the Performance Share Units shall be cancelled.

ARTICLE 9
RESTRICTED STOCK

9.1                               Grants of Restricted Stock

The Committee may, from time to time, subject to the provisions of this Plan, Section 14.3 and such other terms and conditions as the Committee may prescribe, grant ADSs subject to specified restrictions (“Restricted Stock”) to Eligible Persons.  No more than 799,272 ADSs may be issued under the Plan as Restricted Stock.

The award of Restricted Stock to a Participant shall be evidenced by an Award Agreement.

9.2                               Restricted Stock

Restricted Stock is an ADS subject to restrictions which lapse based on the achievement of Performance Goals, the passage of time or both.

9.3                               Terms of Restricted Stock

The Committee shall have the authority to determine at the Date of Grant, in its sole discretion, the duration of the period of restriction and any other terms applicable to the grant of Restricted Stock.  Restricted Stock shall be granted on such terms as shall be determined by the Committee and set out in the Award Agreement.  However, in the event that a Participant fails to comply with consent required to transact or satisfy the distribution of Restricted Stock, the Committee may deem the applicable Restricted Stock as forfeited.

9.4                               Lapse of Restrictions

Subject to the provisions of the Plan and Award Agreement, Restricted Stock may be sold, transferred or otherwise dealt with, only when all restrictions have lapsed.

ARTICLE 10
OTHER ADS-BASED AWARDS

10.1                        Other ADS-Based Awards

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Other ADS-Based Awards to any Participant.  Each Other ADS-Based Award will consist of a right other than an Award described in Article 4, Article 5, Article 6, Article 7, Article 8 or Article 9 which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, ADS (including, without limitation, securities convertible into ADSs) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right will comply with applicable law.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee will determine the terms and conditions of Other ADS-Based Awards.  ADSs or other securities delivered pursuant to a purchase right granted under this Section 10.1 will be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, ADSs, other securities, other Awards, other property, or any combination thereof, as the Committee determines.

ARTICLE 11
TERMINATION OF EMPLOYMENT

11.1                        Treatment of Awards on Death or Disability

Subject to the provisions of the Award Agreement, if a Participant dies, or becomes Disabled while an Eligible Person:

(a)                                 The executor or administrator of the Participant’s estate or the Participant may exercise Options and Stock Appreciation Rights of the Participant.  All

outstanding Options and Stock Appreciation Rights shall vest on the Termination Date.  The right to exercise such Options and Stock Appreciation Rights terminates on the earlier of: (i) the date that is twelve months after the Termination Date; and (ii) the date on which the Exercise Period of the particular Option or Stock Appreciation Right expires.

(b)                                 All Awards with a Date of Grant prior to January 1, 2013, other than Options or Stock Appreciation Rights, shall continue to vest and shall be satisfied at the same time and on the same conditions as if the Participant had not died or become Disabled.

(c)                                  All Awards with a Date of Grant on or after January 1, 2013, other than Options or Stock Appreciation Rights, shall immediately vest on the Termination Date; provided, however, the number of Performance Share Units that will vest on the Termination Date shall be limited to a pro rata portion of all Performance Share Units which were not vested at the Termination Date (such portion based on the number of months from the Date of Grant to the end of the month in which the Termination Date occurs divided by the total number of months from the Date of Grant to the last date of vesting of the particular installment of the Awards) that would have vested at the end of the performance period (assuming that the Participant had remained an Eligible Person through such date), determined by averaging the performance result(s) achieved for each completed fiscal year within the performance period for the Award with the forecasted performance result for any partial fiscal year within the performance period for the Award though the Termination Date, and assuming that such average amount is the actual Performance Goal achieved at the end of the performance period. Such determination shall be made by the Committee in its discretion.

(d)                                 The Participant’s eligibility to receive further grants of Awards under the Plan ceases as of the Termination Date.

11.2                        Treatment of Awards on Retirement

Subject to the provisions of the Award Agreement, if a Participant Retires while an Eligible Person:

(a)                                 With respect to Options and Stock Appreciation Rights with a Date Grant prior to January 1, 2013, the Participant may exercise such Options and Stock Appreciation Rights which are exercisable at the Termination Date plus a pro rata portion of those Options and Stock Appreciation Rights which are not exercisable at the Termination Date based on the number of months from the Date of Grant to the end of the month in which the Termination Date occurs divided by the total number of months from the Date of Grant to the last date of vesting of the particular installment of the Options and Stock Appreciation Rights. The right to exercise such Options and Stock Appreciation Rights terminates on the earlier of: (i) the date that is five years after the Termination Date (except that in the case of Retirement of a U.S. Taxpayer, any Incentive Stock Option shall expire on the date that is three months after the Termination Date); and (ii) the date on which the Exercise Period of the particular Option or Stock Appreciation Right expires.

(b)                                 With respect to Options and Stock Appreciation Rights with a Date Grant on or after January 1, 2013, all such Options and Stock Appreciation Rights shall immediately vest on the Termination Date. The right to exercise such Options and Stock Appreciation Rights terminates on the earlier of: (i) the date that is two years after the Termination Date (except that in the case of Retirement of a U.S. Taxpayer, any Incentive Stock Option shall expire on the date that is three months after the Termination Date); and (ii) the date on which the Exercise Period of the particular Option or Stock Appreciation Right expires.

(c)                                  All Awards with a Date of Grant prior to January 1, 2013, other than Options or Stock Appreciation Rights, which have vested at the Termination Date will be satisfied and a pro rata portion of all Performance Share Units which were not vested at the Termination Date shall vest and be satisfied based on the number of months from the Date of Grant to the end of the month in which the Termination Date occurs divided by the total number of months from the Date of Grant to the last date of vesting of the particular installment of the Awards. Such pro rata portion of the Awards shall be satisfied at the same time and on the same conditions as if the Participant had not Retired.

(d)                                 All Awards with a Date of Grant on or after January 1, 2013, other than Options and Stock Appreciation Rights shall immediately vest on the Termination Date; provided, however, the number of Performance Share Units that will vest on the Termination Date shall be limited to a pro rata portion of all Performance Share Units which were not vested at the Termination Date (such portion based on the number of months from the Date of Grant to the end of the month in which the Termination Date occurs divided by the total number of months from the Date of Grant to the last date of vesting of the particular installment of the Awards) that would have vested at the end of the performance period (assuming that the Participant had remained an Eligible Person through such date), determined by averaging the performance result(s) achieved for each completed fiscal year within the performance period for the Award with the forecasted performance result for any partial fiscal year within the performance period for the Award though the Termination Date, and assuming that such average amount is the actual Performance Goal achieved at the end of the performance period. Such determination shall be made by the Committee in its discretion.

(e)                                  The Participant’s eligibility to receive further grants of Awards under the Plan ceases as of the Termination Date.

(f)                                   Notwithstanding the foregoing, for purposes of this Section 11.2, the Committee in its discretion may treat any employment termination that otherwise qualifies as an Early Retirement as not constituting an Early Retirement (and thereby not constituting a Retirement) if the Committee determines that the Participant has an intention of engaging in, or does in fact subsequently engage in, an employment or another service relationship with another Person. If this Section 11(f) applies, then the Participant’s Awards shall be subject to Section 11.3(a). For clarity, with respect to Awards that are subject to Section 409A of the Code and described in the last sentences of Sections 7.3 and 8.4, this Section 11(f) shall only affect the number of Awards that become vested and are paid out, and shall not affect the timing of payment.

11.3                        Treatment of Awards on Termination of Employment or Services

Subject to the provisions of the Award Agreement, if the employment of a Participant is terminated while an Eligible Person:

(a)                                 Where a Participant’s employment or term of office or engagement terminates by reason of a Participant’s resignation or termination of employment, then, except as otherwise provided in Sections 11.3(c) and (d) below, all Options and Stock Appreciation Rights held by the Participant which are vested and exercisable at the Termination Date shall be exercisable for three months following the Termination Date and all Options and Stock Appreciation Rights which are not vested and exercisable at the Termination Date immediately expire and are cancelled on the Termination Date, and any other Awards held by the Participant that are not yet vested or have not had restrictions lapse at the Termination Date are immediately forfeited to the Company on the Termination Date.

(b)                                 The eligibility of a Participant to receive further grants under the Plan ceases as of the date that the Company or an Affiliate, as the case may be, provides the Participant with written notification that the Participant’s employment or term of office, directorship or consultancy is terminated, notwithstanding that such date may be prior to the Termination Date.

(c)                                  Unless the Committee, in its sole discretion, otherwise determines, at any time and from time to time, Awards are not affected if a Participant’s employment or term of office or engagement with the Company or a Subsidiary terminates, so long as such Participant is simultaneously reemployed or reengaged by, or such Participant’s employment, office or engagement continues with, at the time of such termination, Gerdau S.A. or any Affiliate or Subsidiary thereof (a “Transferred Participant”), except that, in such event, the Committee may cause such affiliated entity to which such Transferred Participant was transferred to assume the Company’s obligations under the Transferred Participant’s Awards. If a participant in another equity incentive plan maintained by Gerdau S.A. or any Affiliate or Subsidiary thereof is transferred from such affiliated entity to the Company or a Subsidiary thereof, the Committee may cause the Company to assume such affiliated entity’s obligations under such participant’s outstanding awards. Unless the Committee otherwise determines, any assumption of an Award will not affect any of the terms of the Award other than the entity obligated to settle the Award, including, without limitation, the number of ADSs subject to the Award, the Exercise Price, the vesting schedule, or any Performance Goals.

(d)                                 With respect to any Award with a Date of Grant on or after January 1, 2013, where a Participant’s employment or term of office or engagement terminates for Cause, as determined by the Committee (including a resignation at a time in which Cause for termination exists), all Options and Stock Appreciation Rights (whether or not otherwise vested and exercisable at the Termination Date) immediately expire and are cancelled on the Termination Date, and any other outstanding Awards held by the Participant (whether vested or unvested) are immediately forfeited to the Company on the Termination Date.

11.4                        Discretion to Permit Exercise

Notwithstanding the provisions of Sections 11.1, 11.2 and 11.3, the Committee may, in its discretion, at any time prior to or following the events contemplated in such Sections, permit the exercise of any or all Options held by a Participant or permit the acceleration of vesting or lapse of restrictions of any or all Awards, all in the manner and on the terms as may be authorized by the Committee, provided that the Committee will not, in any case, authorize the exercise of an Option pursuant to this Section beyond the expiration of the Exercise Period of the particular Option.

11.5                        Incentive Stock Options

Notwithstanding anything to the contrary in this Article 11 (except Section 11.3(d)), any Incentive Stock Options held by a U.S. Taxpayer that are exercisable at the Termination Date continue to be exercisable by the U.S. Taxpayer until the earlier of: (A) the date that is three months after the Termination Date; (B) the date on which the Exercise Period of the particular Incentive Stock Option expires, or (C) any shorter post-Termination Date exercise period as is set forth in this Article 11 or in the U.S. Taxpayer’s Award Agreement.

ARTICLE 12
CHANGE IN CONTROL

12.1                        Change in Control

Awards outstanding immediately prior to the occurrence of a Change in Control shall become fully vested (as if all Performance Goals had been achieved) and exercisable and be satisfied and have restrictions lapse immediately prior to a Change in Control.  The Committee may provide for the conversion or exchange of any Award into or for rights or other securities in any entity participating in or resulting from the Change in Control.  In addition, and notwithstanding this Section, the Committee may determine, in its sole discretion, that Options and Stock Appreciation Rights outstanding which are not exercised prior to or in connection with the Change of Control shall be cashed out for an amount equal to the excess, if any, of the Fair Market Value immediately prior to the Change of Control minus the Exercise Price, multiplied by the number of Options and Stock Appreciation Rights for which there is such an excess and all Options and Stock Appreciation Rights for which there is no such excess shall be cancelled without payment and shall be forfeited to the Company.

12.2                        Parachute Payments

If a Participant is entitled to receive payments that would qualify as excess “parachute payments” under Section 280G of the Code, those payments shall be reduced by the necessary amount so that the Participant is not subject to excise tax under Section 4999 of the Code if such reduction would result in the Participant receiving a greater after-tax payment.

ARTICLE 13
SHARE CAPITAL ADJUSTMENTS

13.1                        General

The existence of any Awards does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Company, to create or issue any bonds, debentures, ADSs or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Section would have an adverse effect on this Plan or on any Award granted hereunder.

13.2                        Reorganization of Gerdau S.A.’s Capital

Should Gerdau S.A. effect a subdivision or consolidation of ADS’s or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of Gerdau S.A. and that, in the opinion of the Committee, would warrant the amendment or replacement of any existing Awards in order to adjust: (a) the number of ADSs that may be acquired on the vesting of outstanding Awards or the exercise of any outstanding Options; and/or (b) the Exercise Price of any outstanding Options and/or (c) the terms of any other Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Committee will authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

13.3                        Other Events Affecting Gerdau S.A.

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving Gerdau S.A. and occurring by exchange of ADSs, by sale or lease of assets or otherwise and that, in the opinion of the Committee, warrants the amendment or replacement of any existing Awards in order to adjust: (a)  the number of ADSs that may be acquired on the vesting of outstanding Awards or the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options and/or (c) the terms of any other Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Committee will authorize such steps to be taken as it may consider to be equitable and appropriate to that end provided that no such amendment or replacement shall be made that would cause a U.S. Taxpayer to be subject to tax under Section 409A of the Code.

13.4                        Immediate Exercise of Awards

Where the Committee determines that the steps provided in Sections 13.2 and 13.3 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate the Committee may permit the immediate exercise of any outstanding Options that are not otherwise exercisable, and the immediate vesting of any unvested Awards provided that no such accelerated vesting or payment shall be made that would cause a U.S. Taxpayer to be subject to tax under Section 409A of the Code.

13.5                        Issue by Gerdau S.A. of Additional ADSs

Except as expressly provided in this Article 13, neither the issue by Gerdau S.A. of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of ADSs that may be acquired as a result of a grant of Awards or upon the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.

13.6                        Fractions

Fractional ADSs may be issued on the exercise of an Option or Stock Appreciation Right or the satisfaction of an Award.  However, if a Participant becomes entitled to a fractional ADS, the Company may make a cash payment with respect to such fractional ADS based on Fair Market Value at the relevant time.

ARTICLE 14

GENERAL PROVISIONS

14.1                        Legal Requirement

The Company is not obligated to grant any Awards, issue any ADSs or other securities, make any payments or take any other action if, in the opinion of the Committee, in its sole discretion, such action would constitute a violation by a Participant or the Company of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any stock exchange upon which the ADSs may then be listed.

14.2                        Participants’ Entitlement

Except as otherwise provided in this Plan, Options (whether or not exercisable) and other Awards previously granted under this Plan are not affected by any change in the relationship between, or ownership of, the Company and an Affiliate.  For greater certainty, all grants of Awards remain valid and all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, an Affiliate ceases to be an Affiliate.

14.3                        Dividends on Eligible Awards

Cash dividends paid on ADSs shall have no effect on Share Units with a Date of Grant of January 1, 2014 or later. Share Units with a Date of Grant prior to January 1, 2014 shall be eligible for dividend reinvestment as follows:  When dividends are paid on ADSs, additional Share Units shall be credited to the Participant’s eligible account(s) as of the dividend payment date.  The number of additional Share Units (including fractional Share Units) to be credited to the Participant’s account shall be determined by dividing the dollar amount of dividends payable in respect of the Share Units credited to the Participant’s account by the Fair Market Value of an ADS on the date credited.  Such additional Share Units shall vest at the same time and in the same proportion as the associated Share Units.

14.4                        Delay of Issuance and Vesting

The Committee may, in its discretion, delay the vesting of an Award or the issuance of ADS thereunder until three Business Days following the end of a Black Out Period or a period during which a Participant has material undisclosed information.

14.5                        Withholding Taxes

The granting or vesting of each Award and exercise of each Option and Stock Appreciation Right under this Plan is subject to the satisfaction of any withholding tax obligations.  The Company may withhold the amount of withholding tax obligations from any cash amount being paid to a Participant and may direct that a number of ADSs be sold which have a Fair Market Value equal to the amount of withholding tax obligations or may withhold the number of ADSs which have a Fair Market Value equal to the amount of the withholding tax obligation from any ADSs being issued to a Participant.

14.6                        Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an employee, officer, consultant or director of the Company or an Affiliate.  No Participant has any rights as a shareholder of the Company in respect of ADSs issuable on the exercise of any Option or issuable pursuant to any other Award until the allotment and issuance to such Participant of certificates representing such ADSs.

14.7                        Other Incentive Awards

The Committee shall have the right to grant other incentive awards based upon ADSs under this Plan to Participants in accordance with applicable laws and regulations and subject to regulatory approval, including without limitation the approval of any applicable stock exchange, having such terms and conditions as the Committee may determine, including without limitation the grant of ADSs based upon certain conditions and the grant of securities convertible into ADSs.

14.8                        Termination

The Plan may be terminated by the Committee at any time, provided that such termination will not affect Awards which are outstanding at the time of termination.  This Plan will automatically terminate on the date upon which no further ADSs remain available for issuance under the Plan and no Options or other Awards remain outstanding.

14.9                        Amendment

(a)                                 Subject to the rules and policies of any stock exchange on which the ADSs are listed and applicable law, the Committee may, without notice or shareholder approval, at any time or from time to time, amend the Plan in any matter whatsoever including, but not limited to amendments for the purposes of:

(i)            making any amendments to the general vesting provisions of each Option or Award;

(ii)           making any amendments to the general term of each Option provided that no Option held by an Insider may be extended beyond its original expiry date and, subject to Section 4.3, no Option may be exercised after the tenth (10th) anniversary of the Date of Grant;

(iii)          making any amendments to the provisions set out in Article 11;

(iv)          making any amendments to add covenants of the Company for the protection of Participants provided that the Committee shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants;

(v)           making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Committee, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Committee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants; or

(vi)          making such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Committee shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

(b)                                 Subject to Section 12.1, the Committee shall not alter or impair any rights or increase any obligations with respect to an Award previously granted under the Plan without the consent of the Participant.

(c)                                  Notwithstanding any other provision of this Plan, none of the following amendments shall be made to this Plan without approval of shareholders:

(i)            amendments to the Plan which would increase the number of ADSs issuable under the Plan, otherwise than in accordance with the terms of this Plan;

(ii)           amendments to the Plan which would increase the number of ADSs issuable to Insiders, otherwise than in accordance with the terms of this Plan;

(iii)          amendments to the Plan which would increase the number of ADSs issuable pursuant to any form of Award for which a maximum is specified in the Plan.

(iv)          amendments that would extend the Exercise Period of any Options held by Insiders beyond the Exercise Period otherwise determined in accordance with this Plan;

(v)           amendments that would reduce the Exercise Price of any Options held by Insiders, otherwise than in accordance with the terms of this Plan; and

(vi)          the addition of any form of financial assistance to a Participant.

Any amendment that would cause an Award held by a U.S. Taxpayer to fail to comply with Section 409A of the Code shall be null and void ab initio.

14.10                 Section 409A of the Code

This Plan is intended to comply with Section 409A of the Code (“Section 409A”) and will be administered, construed and interpreted to so comply to the extent required to preserve the intended tax consequences of this Plan.  The Company reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A and any guidance under that section. In no event will the Company be responsible if Awards under this Plan result in tax or penalties to a U.S. Taxpayer under Section 409A.  In no event shall a U.S. Taxpayer, directly or indirectly, designate the calendar year in which payments under this Plan will be made.  Notwithstanding any provisions of the Plan to the contrary, (i) the acceleration of the time or schedule of any payment of deferred compensation under the Plan is prohibited except as permitted under Section 409A, and (ii) in the case of any “specified employee” within the meaning of Section 409A who is a U.S. Taxpayer, distributions of deferred compensation made in connection with a “separation from service” within the meaning of Section 409A may not be made prior to the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer).  Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid on the first Business Day of the seventh month following such separation from service.

14.11                 Requirement of Notification of Election Under Section 83(b) of the Code

If a Participant, in connection with the acquisition of ADSs under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code and the Participant makes such an election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

14.12                 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Participant shall make any disposition of ADSs issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

14.13                 Indemnification

Every member of the Committee will at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such member may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the member, otherwise than by the Company, for or in respect of any act done or omitted by the member in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

14.14                 Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Company to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the ADSs. The Company does not assume responsibility for the income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

14.15                 International Participants

With respect to Participants who do not reside or work in the United States, the Committee may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

14.16                 Effective Date

This Plan became effective on August 30, 2010.

14.17                 Governing Law

This Plan is created under and is to be governed, construed and administered in accordance with the laws of the State of Florida and the federal laws applicable therein.